As filed with the Securities and Exchange Commission on July 15, 2014

Registration No. 333-181709

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DEPOMED, INC.

(Exact name of Registrant as specified in its charter)

California	94-3229046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7999 Gateway Boulevard, Suite 300, Newark, California 94560

(510) 744 – 8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James A. Schoeneck

President and Chief Executive Officer

7999 Gateway Boulevard, Suite 300, Newark, California 94560

(510) 744 – 8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglass M. Rayburn, Esq. Brian D. Lee, Esq. Baker Botts L.L.P. 1001 Page Mill Road Building One, Suite 200 Palo Alto, California 94304-1007	Matthew M. Gosling, Esq. Senior Vice President and General Counsel Depomed, Inc. 7999 Gateway Boulevard, Suite 300 Newark, California 94560

Approximate date of commencement of proposed sale to the public:

Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Depomed, Inc., a California corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-181709, dated May 25, 2012 (the “Registration Statement”), pertaining to the sale of an indeterminate amount of the Company’s common stock, preferred stock, debt securities, warrants and depositary shares (collectively, the “Securities”), which may be sold from time to time in one or more offerings of one or more series up to a total aggregate amount of $100,000,000.  The Company has not issued any Securities under the Registration Statement and does not intend to issue any Securities under the Registration Statement.  Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to hereby terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, all of the $100,000,000 worth of the Securities previously registered under the Registration Statement that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Newark, California, on July 15, 2014.

DEPOMED, INC.

By:	/s/ James A. Schoeneck
James A. Schoeneck
President and Chief Executive Officer

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